SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2015

AARON’S, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed on September 25, 2015, Progressive Finance Holdings, LLC (“Progressive”), a wholly owned subsidiary of Aaron’s, Inc.’s (the “Company”), entered into an agreement on September 21, 2015 to acquire all of the outstanding shares (the “DAMI Acquisition”) of Dent-A-Med, Inc. (“DAMI”) and its subsidiaries. On October 15, 2015, the DAMI Acquisition was completed and DAMI became a wholly owned indirect subsidiary of the Company.

On September 21, 2015, Dent-A-Med Inc. and HC Recovery, Inc., a wholly owned subsidiary of DAMI (“HC” and together with DAMI, the “Borrowers”) entered into that certain Eighth Amendment to Loan and Security Agreement, dated as of September 21, 2015 (the “Eighth Amendment”), by and among the Borrowers, the lenders party thereto and Wells Fargo Preferred Capital, Inc., as agent for the lenders (“Wells Fargo”). The Eighth Amendment provides for, among other things, Wells Fargo’s consent to the DAMI Acquisition.

After giving effect to the Eighth Amendment together with all previous amendments, the Loan and Security Agreement, dated as of May 18, 2011 (as so amended, the “Loan Agreement”) provides for a secured revolving credit facility (the “WF Credit Facility”) in an amount not to exceed $85,000,000 in outstanding principal balance with a letter of credit subfacility not to exceed $2,000,000. The WF Credit Facility is currently set to mature on the second anniversary of the DAMI Acquisition and contains representations, warranties and covenants consistent with those of other facilities of similar size and type. The Loan Agreement provides for the following as collateral to secure the obligations of the Borrowers under the WF Credit Facility: (i) a blanket lien on all assets of the Borrowers, (ii) a pledge by Progressive of its equity interest in DAMI and (iii) a pledge by DAMI of its equity interest in HC.

The foregoing description of the Loan Agreement, including all amendments thereto, is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of May 18, 2011, by and among Dent-A-Med Inc., Dent-A-Med Receivables Corporation, HC Recovery, Inc. and Wells Fargo Preferred Capital, Inc.

10.2	First Amendment to Loan and Security Agreement, dated as of August 3, 2011, by and among Dent-A-Med Inc., Dent-A-Med Receivables Corporation, HC Recovery, Inc. and Wells Fargo Preferred Capital, Inc.

10.3	Second Amendment to Loan and Security Agreement, dated as of July 26, 2012, by and among Dent-A-Med Inc., Dent-A-Med Receivables Corporation, HC Recovery, Inc. and Wells Fargo Bank, N.A.

10.4	Third Amendment to Loan and Security Agreement, dated as of June 6, 2013, by and among Dent-A-Med Inc., HC Recovery, Inc. and Wells Fargo Bank, N.A.

10.5	Fourth Amendment to Loan and Security Agreement, dated as of November 7, 2013, by and among Dent-A-Med Inc., HC Recovery, Inc. and Wells Fargo Bank, N.A.

10.6	Fifth Amendment to Loan and Security Agreement, dated as of March 31, 2014, by and among Dent-A-Med Inc., HC Recovery, Inc. and Wells Fargo Bank, N.A.

10.7	Sixth Amendment to Loan and Security Agreement, dated as of October 24, 2014, by and among Dent-A-Med Inc., HC Recovery, Inc. and Wells Fargo Bank, N.A.

10.8	Seventh Amendment to Loan and Security Agreement, dated as of February 3, 2015, by and among Dent-A-Med Inc., HC Recovery, Inc. and Wells Fargo Bank, N.A.

10.9	Eighth Amendment to Loan and Security Agreement, dated as of September 21, 2015, by and among Dent-A-Med Inc., HC Recovery, Inc. and Wells Fargo Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson Executive Vice President Chief Financial Officer

Date: October 21, 2015